EXHIBIT 99.1

For Immediate Release

Wisdom Homes of America Announces Interviews of

CEO, Jim Pakulis;

Provides Overview of Company Direction

Tyler, Texas – September 30, 2014 – SearchCore, Inc. (OTCQB: SRER) a manufactured housing retail center owner and operator that operates its retail centers through its wholly owned subsidiary Wisdom Homes Of America, Inc., announces recent interviews of CEO, Jim Pakulis, were released on YouTube.com and on Equities.com.

In a recent video interview, Jim Pakulis, CEO of Wisdom Homes Of America, talks about the company’s decision to enter the growing $3.8 billion manufactured home industry by opening retail centers in Texas, the paradigm shift that is currently taking place in the manufactured home industry, and the company’s future goals.

See the video interview now at https://www.youtube.com/watch?v=Tm0qDM15zs0. The video was produced by Growth Circle, Inc. (www.growthcircle.com).

The Company also announces a recent interview now available on Equities.com in which Mr. Pakulis discusses the emerging manufactured home industry, recent market indicators that point to a growing manufactured home industry, and he also highlights how the aesthetics of manufactured homes have come a long way from the misconceptions of 1970’s.

Read the interview now at http://www.equities.com/editors-desk/spotlight-companies/scalable-growth-for-wisdom- homes-of-america-positions-searchcore-to-pounce-on-the-booming-us-housing-marketing.

About SearchCore, Inc.

SearchCore, Inc., founded in 2010, is a manufactured housing retail center owner and operator. The company is headquartered in Tyler, Texas. The Company’s common stock trades on the OTCQB, under the ticker symbol “SRER.”

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Safe Harbor Notice

Certain statements contained herein are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). SearchCore, Inc. cautions that statements made in this news release constitute forward- looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. SearchCore, Inc. undertakes no obligation to revise these statements following the date of this news release.

Company Contact

SearchCore, Inc.

(855) 266-4663

info@searchcore.com

Investor Relations Contact

Financial Profiles, Inc.
(206) 623-2233
searchcore@finprofiles.com